SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: January 26, 2005

CORTLAND BANCORP
(Exact name as specified in its charter)

Ohio	000-13814	34-1451118

(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive officer, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

     At this year’s Annual Meeting, tentatively scheduled for April 12, 2005, the Board of Directors of Cortland Bancorp will ask shareholders to vote for a change in the mandatory retirement date for Directors of Cortland Bancorp. Currently, directors may not stand for reelection after their seventieth birthday. The change will require directors to retire by December 31 of the year of their seventieth birthday. The only director who will be immediately impacted by this change is the current Chairman of the Board, Rodger W. Platt, who fully supports the proposed change in the mandatory retirement age. Consistent with this position, and in anticipation of shareholder approval of this change, Rodger W. Platt has announced that he will retire as Chairman of the Board of Directors and President and Chief Executive Officer of both Cortland Bancorp and its subsidiary, The Cortland Savings and Banking Company, no later than year end, December 31, 2005.

     The information in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP
	By:	/s/ Rodger W. Platt

Rodger W. Platt, Chairman and President
Date: January 26, 2005